                                                                   EXHIBIT 23(C)

                          CONSENT OF FINANCIAL ADVISOR

                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

         We hereby consent to the use of our opinion letter to the Board of Directors of Community Bankshares, Incorporated included as Exhibit B-1 to the Proxy Statement-Prospectus which forms part of the Registration Statement on Form S-4 relating to the proposed merger of SouthTrust Corporation and Community Bankshares, Incorporated and to the references to such opinion therein.

         In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       KEEFE, BRUYETTE & WOODS, INC.

                                       by: /s/ Kent D. Carstater
                                          -------------------------------------
                                       Name: Kent D. Carstater
                                       Title: Vice President
                                       Dated: October 18, 2001